Exhibit 10.3
THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
EL PASO ELBA EXPRESS COMPANY, L.L.C.
A DELAWARE LIMITED LIABILITY COMPANY
November 19, 2010
PREAMBLE
          THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of El Paso Elba Express Company, L.L.C. (the “Company”) is made on the 19th day of November, 2010, by El Paso Pipeline Partners Operating Company, L.L.C, as managing member (“Managing Member”) of the Company and by Edward J. Crenshaw, as Independent Member (as hereinafter defined).
          WHEREAS, the Company was formed as a limited liability company under the Act (as hereinafter defined) on March 16, 2009, pursuant to the filing of the Certificate of Formation on March 16, 2009 and the execution of that certain Limited Liability Company Agreement dated as of March 16, 2009 (the “Original Agreement”) by El Paso Corporation (“El Paso”);
          WHEREAS, El Paso amended and restated the Original Agreement on May 11, 2009 by entering into the First Amended and Restated Limited Liability Company Agreement of the Company;
          WHEREAS, El Paso and the Managing Member amended and restated the First Amended and Restated Limited Liability Company Agreement of the Company on March 30, 2010 by entering into the Second Amended and Restated Limited Liability Company Agreement of the Company;
          WHEREAS, on November 19, 2010, El Paso transferred its membership interest in the Company to the Managing Member;
          WHEREAS, the Managing Member desires to amend and restate the Second Amended and Restated Limited Liability Company Agreement of the Company for the purposes and upon the terms and conditions hereinafter set forth.
          NOW, THEREFORE, in consideration of the premises and covenants herein contained, the Managing Member hereby agrees as follows:

ARTICLE I.
DEFINITIONS AND TERMS
          SECTION 1.01 Definitions Unless the context otherwise requires, the following terms shall have the following meanings for the purposes of this Agreement:
               “Act” means the Delaware Limited Liability Company Act, 6 Del C. §§ 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).
               “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
               “Agent” means Union Bank, N.A. (“Union Bank”), as Administrative Agent for the Lenders under the Credit Agreement dated as of May 11, 2009 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) by and among the Company, as Borrower, each of the Lenders from time to time party thereto, Union Bank, as Joint Bookrunner, as Administrative Agent for the Lenders, as Issuing Bank and as Collateral Agent (the “Collateral Agent”) for the Secured Parties and Barclays Capital, as Joint Bookrunner.
               “Agreement” means this Third Amended and Restated Limited Liability Company Agreement, as the same may be amended from time to time.
               “Assets” means, at any time, any real property and other assets owned or leased by the Company from time to time.
               “Bankruptcy” means the filing of any insolvency or reorganization case or proceeding, instituting proceedings to have the Company, any Member or the Independent Member, as applicable, adjudicated bankrupt or insolvent, instituting proceedings under any applicable insolvency law, seeking any relief under any law relating to relief from debts or the protection of debtors, consenting to the filing or institution of bankruptcy or insolvency proceedings against the Company, any Member or the Independent Member, as applicable, filing a petition seeking or consenting to reorganization, liquidation or relief with respect to the Company, any Member or the Independent Member, as applicable, under any applicable federal or state law relating to bankruptcy, reorganization or insolvency, seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official for the Company, any Member or the Independent Member, as applicable, or a substantial part of its property, making any assignment for the benefit of creditors, admitting in writing the inability of the Company, any Member or the Independent Member, as applicable, to pay its debts as they become due, or taking action in furtherance of any of the foregoing.
               “Capital Contribution” means a capital contribution made by the Managing Member pursuant to Section 3.01 or 3.02.

               “Certificate” means the Certificate of Formation filed with the Secretary of State of the State of Delaware on March 16, 2009, to form the Company pursuant to the Act, as originally executed by Joyce Allen-Dennis (as an authorized person within the meaning of the Act) and as amended, modified, supplemented or restated from time to time, as the context requires.
               “Company” has the meaning assigned to such term in the preamble.
               “Credit Agreement” is defined in the definition of Agent.
               “Discharge Date” has the meaning set forth in the Credit Agreement.
               “Distributable Cash” means cash (in U.S. dollars) of the Company that the Managing Member determines is available for distribution.
               “Effective Date” is defined in Section 2.02.
               “El Paso” has the meaning assigned to such term in the preamble.
               “Financing Documents” has the meaning set forth in the Credit Agreement.
               “Independent Member” shall mean a Person, who is not at the time of initial designation as the Independent Member or at any time while serving as the Independent Member and has not been at any time during the five (5) years preceding such initial designation: (i) a direct or indirect owner of any equity interest in, member, officer, employee, director, manager (with the exception of serving as the Independent Member) or contractor, bankruptcy trustee, attorney or counsel of the Company or any of its Affiliates; (ii) a creditor, customer, supplier, or other Person who derives any of its purchases or revenues from its business activities with the Company or any of its Affiliates (other than any fee paid for its services as Independent Member); (iii) an Affiliate of the Company or any Person excluded from serving as Independent Member under clause (i) or (ii) of this definition; (iv) a member of the immediate family by blood or marriage of any Person excluded from being an Independent Member under clause (i) or (ii) of this definition; or (v) a Person who received, or a member or employee of a firm or business that received, fees or other income from the Company or any Affiliate thereof in the aggregate in excess of five percent (5%) of the gross income, for any applicable year, of such Person; provided however, that notwithstanding the foregoing, for the purposes of clause (i), an equity interest shall be deemed to exclude de minimis or otherwise immaterial holdings of equity interests of an Affiliate of the Company which are traded on public stock exchanges. The Independent Member is Edward J. Crenshaw.
               “Interest” means the ownership interest in the Company at any time, including the right of the Managing Member to any and all benefits to which the Managing Member may be entitled as provided in this Agreement, together with the obligations of the Managing Member to comply with all the terms and provisions of this Agreement.
               “Managing Member” has the meaning assigned to such term in the preamble.

               “Member” means the Managing Member, the Independent Member and any other member or members admitted to the Company in accordance with this Agreement or any amendment or restatement hereof.
               “Original Agreement” has the meaning assigned to such term in the preamble.
               “Person” has the meaning set forth in the Act.
               “Units” is defined in Section 4.02.
               “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the state of Delaware.
          SECTION 1.02 Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections and Exhibits shall be deemed to be references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”
ARTICLE II.
FORMATION
          SECTION 2.01 Name. The name of the Company shall be as set forth in the Preamble hereof. All business of the Company shall be conducted under such name and title to all property, real, personal, or mixed, owned by or leased to the Company shall be held in such name. Notwithstanding the preceding sentence, the Managing Member may change the name of the Company or adopt such trade or fictitious names as it may determine.
          SECTION 2.02 Term. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company in the Office of the Secretary of State of the State of Delaware (the “Effective Date”). The term of the Company shall continue until terminated as provided in Article IX hereof.
          SECTION 2.03 Purposes of the Company. The Company has been organized to engage in any lawful act or activity for which a Delaware limited liability company may be formed.
          SECTION 2.04 Powers.
(a)	In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have and may exercise all the powers now or hereafter conferred by Delaware law on limited liability companies formed under the Act. The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Managing Member.
(b)	Notwithstanding Section 2.04(a), the Company shall conduct its business separate and apart from any Affiliate thereof in accordance with the following:
(i)	It shall segregate its property and not allow funds or other assets thereof to be commingled with the funds or other assets of, held by, or registered in the name of, any Member of the Company, any other Affiliate of the Company or any other Person.

(ii)	It shall prepare and maintain its own separate, full and complete books and financial records separate from the books and financial records of, any Member of the Company, any other Affiliate of the Company or any other Person.

(iii)	It shall observe all material limited liability company procedures and formalities, including without limitation, maintaining minutes or records of meetings of the Company and acting on behalf of itself only pursuant to due authorization of the member(s) and, as applicable, the Independent Member.

(iv)	It shall pay its liabilities only from its assets.

(v)	It shall conduct its dealings with third parties in its own name and as a separate and independent entity.

(vi)	It shall not guarantee any debts of its Affiliates nor allow any of its Affiliates to guarantee any debts of the Company. It shall not acquire obligations or securities of, or make loans or advances to, any of its Affiliates.

(vii)	It shall maintain adequate capitalization in light of its contemplated business and obligations.

(viii)	It shall directly manage its own liabilities, including paying its own operating expenses.

(ix)	It shall pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations. It shall not permit employees of the Company to participate in or receive payroll benefits or pension plans of or from any of its Affiliates.

(x)	It shall allocate fairly and reasonably any overhead for shared office space.

(xi)	It shall use separate invoices and checks.

(xii)	It shall maintain separate bank accounts in its own name and all investments made by or on behalf of the Company shall be made solely in its name (except as required under the Accounts Agreement as defined in the Credit Agreement).

(xiii)	All formalities regarding the separate existence of the Company shall be maintained. It shall conduct its own business in its own name and through authorized agents pursuant to its organizational documents.

(xiv)	All business transactions that are entered into by the Company with any of its Affiliates shall be on terms and conditions not less favorable to the Company than those that would be entered into by a prudent Person in the position of the Borrower with a Person that is not one of its Affiliates and shall have been approved in accordance with its organizational documents and shall otherwise comply with the provisions of the Financing Documents.

(xv)	It shall hold itself out as a separate entity and shall correct any misunderstanding regarding its separate entity status of which the Company has knowledge.
          SECTION 2.05 Principal Place of Business. The principal place of business of the Company shall be located at 1001 Louisiana, Houston, Texas 77002. The Managing Member may establish other offices at other locations.
          SECTION 2.06 Agent for Service of Process. The Corporation Trust Company shall be the registered agent of the Company upon whom process against it may be served. The address of such agent within the State of Delaware is: Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.
ARTICLE III.
CAPITAL CONTRIBUTIONS
          SECTION 3.01 Capital Contribution. The Managing Member may contribute cash or other property to the Company as it shall decide, from time to time.
          SECTION 3.02 Additional Capital Contributions. If at any time the Managing Member shall determine that additional funds or property are necessary or desirable to meet the obligations or needs of the Company, the Managing Member may make additional Capital Contributions.
          SECTION 3.03 Limitation on Liability. The liability of the Managing Member shall be limited to its Interest in the Company, and the Managing Member shall not have any personal liability to contribute money to, or in respect of, the liabilities or the obligations of the Company, except as set forth in the Act.
          SECTION 3.04 Withdrawal of Capital; Interest. The Managing Member may not withdraw capital or receive any distributions, except as specifically provided herein. No interest shall be paid by the Company on any Capital Contributions.

ARTICLE IV.
MEMBERS
          SECTION 4.01 Members. The Members of the Company are the Managing Member, the Independent Member and any other Person hereafter admitted to the Company as a Managing Member or Independent Member.
          SECTION 4.02 Membership Interests.
(a)	Units. The Interests of the Company shall be comprised of one class of interests (the “Units”). The Units will have the rights, designations and preferences as provided in this Agreement.

(b)	Units Authorized. There shall be 100 Units Authorized.

(c)	Certificated Units. All Units shall be certificated and in registered form within the meaning of Article 8 of the Uniform Commercial Code and substantially in the form attached hereto as Exhibit A. Persons holding Units shall be admitted to the Company as Members and such ownership shall be recorded by the Managing Member by amendment to Schedule I hereto.
          SECTION 4.03 Independent Member.
(a)	The Company shall at all times have one Independent Member.

(b)	No resignation, removal or withdrawal of the Independent Member, and no designation of a successor Independent Member shall be effective until such successor shall have accepted such designation as the Independent Member in writing. In the event that no Person shall be designated as the Independent Member for any period, the Member(s) shall promptly designate a successor Independent Member; provided, however, that such successor Independent Member shall be acceptable to the Agent, in its reasonable discretion.

(c)	The Independent Member shall remain in place until his or her death, disability or resignation, or upon removal by the Member(s) with prior written consent of the Agent. Upon the death, disability, resignation or removal of the Independent Member, a successor Independent Member, reasonably acceptable to the Agent, shall be designated by the Member(s). After the Discharge Date, the Member(s) may, by the sole consent of the Managing Member, amend this Agreement to provide that the requirement to have an Independent Member and all provisions relating to an Independent Member are deleted.

(d)	The Independent Member may not delegate any of its powers to any other Person.

(e)	No other Member of the Company, other than the Independent Member, shall receive compensation from the Company for being a member of the Company except as permitted by the Credit Agreement.

(f)	The Independent Member shall have no economic interest in the Company; provided however, that notwithstanding the foregoing, for the purposes of this section, an economic interest shall be deemed to exclude any economic interest the Independent Member has in the Company as a result of holding an equity interest of an Affiliate of the Company which are traded on public stock exchanges.
          SECTION 4.04 Bankruptcy of a Member. Notwithstanding any other provision of this Agreement, the occurrence or continuation of a Bankruptcy of a Member or the Independent Member shall not cause such Member to cease to be a member of the Company or the Independent Member to cease to be the Independent Member, and upon the occurrence of such an event, the business of the Company shall continue without dissolution.
ARTICLE V.
DISTRIBUTIONS
          SECTION 5.01 Distributions. Except as otherwise provided in the Act, all Distributable Cash of the Company shall be distributed to the Managing Member, or distributions in kind may be made to the Managing Member at such times as the Managing Member shall determine.
ARTICLE VI.
BOOKS AND RECORDS
          SECTION 6.01 Books and Records. The Managing Member shall keep or cause to be kept complete and accurate books of account and records that shall reflect all transactions and other matters and include all documents and other materials with respect to the Company’s business that are usually entered into and maintained by Persons engaged in similar businesses. All Company financial statements shall be accurate in all material respects, shall fairly present the financial position of the Company and the results of its operations and Distributable Cash and transactions in its reserve accounts, and shall be prepared in accordance with generally accepted accounting principles, subject, in the case of quarterly statements, to year-end adjustments. The books of the Company shall at all times be maintained at the principal office of the Company or at such other location as the Managing Member decides.

ARTICLE VII.
MANAGEMENT OF THE COMPANY
          SECTION 7.01 Management. The management of the Company shall be under the direction of the Managing Member, who may, from time to time, designate one or more persons to be officers of the Company, with such titles as the Managing Member may determine, including those positions set forth in Section 7.03.
          SECTION 7.02 Action by Written Consent. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by at least the number and class of Members who would be necessary to approve the matter and who are entitled to vote on such matters if it were voted on at a meeting; provided that, as to any action set forth in Section 7.04, such written consent shall also be signed by the Independent Member. Notice of any meeting at which any action set forth in Section 7.04 shall be submitted to a vote for approval by the Members shall also be given to the Independent Member not less than ten (10) days before the date of such meeting. The Independent Member may waive in writing the requirements for notice before, at or after the meeting involved. Such written consents shall be filed with the minutes of the Company proceedings and shall have the same force and effect as a vote at a meeting.
          SECTION 7.03 Officers. Such of the following officers shall be elected as the Managing Member deems necessary or appropriate: a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, and such other officers with such titles and powers and/or duties as the Managing Member shall from time to time determine. Officers may be designated for particular areas of responsibility and simultaneously serve as officers of subsidiaries or divisions. Any officer so elected may resign at any time upon written notice to the Managing Member. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. Any officer may be removed, with or without cause, by the Managing Member. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Company, but the election or appointment of any officer shall not of itself create contractual rights. Any number of offices may be held by the same person. Any vacancy occurring in any office by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Managing Member.
          (a) President. The President shall have general control of the business, affairs, operations and property of the Company, subject to the supervision of the Managing Member. He may sign or execute, in the name of the Company, all deeds, mortgages, bonds, contracts or other undertakings or instruments, except in cases where the signing or execution thereof shall have been expressly delegated by the Managing Member to some other officer or agent of the Company. He shall have and may exercise such powers and perform such duties as may be provided by law or as are incident to the office of President of a company (as if the Company were a Delaware corporation) and such other duties as are assigned from time to time by the Managing Member.

          (b) Vice Presidents. Each Executive Vice President, Senior Vice President, Vice President and Assistant Vice President shall have such powers and perform such duties as may be provided by law or as may from time to time be assigned to him, either generally or in specific instances, by the Managing Member or the President. Any Executive Vice President or Senior Vice President may perform any of the duties or exercise any of the powers of the President at the request of, or in the absence or disability of, the President or otherwise as occasion may require in the administration of the business and affairs of the Company.
          Each Executive Vice President, Senior Vice President, Vice President and Assistant Vice President shall have authority to sign or execute all deeds, mortgages, bonds, contracts or other instruments on behalf of the Company, except in cases where the signing or execution thereof shall have been expressly delegated by the Managing Member to some other officer or agent of the Company.
          (c) Secretary. The Secretary shall keep the records of the Company, in books provided for the purpose; he shall be custodian of the seal or seals of the Company; he shall see that the seal is affixed to all documents requiring same, the execution of which, on behalf of the Company, under its seal, is duly authorized, and when said seal is so affixed he may attest same; and, in general, he shall perform all duties incident to the office of the secretary of a company (as if the Company were a Delaware corporation), and such other duties as from time to time may be assigned to him by the Managing Member or the President or as may be provided by law. Any Assistant Secretary may perform any of the duties or exercise any of the powers of the Secretary at the request of, or in the absence or disability of, the Secretary or otherwise as occasion may require in the administration of the business and affairs of the Company.
          (d) Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Company, and shall deposit, or cause to be deposited, in the name of the Company, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Managing Member; if required, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Managing Member may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Company and shall render to the Managing Member or the President, whenever requested, an account of the financial condition of the Company (as if the Company were a Delaware corporation); and, in general, he shall perform all the duties incident to the office of treasurer of a company, and such other duties as may be assigned to him by the Managing Member or the President or as may be provided by law.
          (e) Controller. The Controller shall be the chief accounting officer of the Company. He shall keep full and accurate accounts of the assets, liabilities, commitments, receipts, disbursements and other financial transactions of the Company; shall cause regular audits of the books and records of account of the Company and supervise the preparation of the Company’s financial statements; and, in general, he shall perform the duties incident to the office of controller of a company (as if the Company were a Delaware corporation) and such other duties as may be assigned to him by the Managing Member or the President or as may be provided by law. If no Controller is elected by the Managing Member, the Treasurer shall perform the duties of the office of controller.
          (f) Tax Officer. The office of Tax Officer shall have the authority to sign or execute on behalf of this Company any federal, foreign, Indian, state or local tax return or report, claim for refund of taxes, extension of a statute of limitation, administrative tax appeals filings and any other document relating to this Company’s tax responsibilities.
          SECTION 7.04 Actions Requiring Consent of Independent Member. Notwithstanding any other provision in this Agreement to the contrary, (other than Section 4.03(c)), the limited liability company authorization of the following acts shall require the prior unanimous written approval of the Member(s) and the Independent Member:
          (a) merging, consolidating or combining the Company or any subsidiary of the Company with any other entity, dissolving or winding up the Company, selling, transferring or otherwise disposing of all or substantially all of the assets of the Company, or approving any plan or agreement to engage in any of the foregoing actions;
          (b) amending, altering or changing of provisions of Section 4.03 or any other Section of the Agreement; but only to the extent such amendment requires the consent of the Independent Member as required therein;
          (c) the authorization of or taking any action which would constitute a Bankruptcy of the Company;
          (d) any contravention of any provision of this Agreement or engaging in any activity other than those contemplated by Section 2.04;
          (e) incurring, assuming or otherwise becoming obligated for any indebtedness except pursuant to or as permitted by the Credit Agreement;
          (f) any modification, amendment, termination or cancellation of any of the Financing Documents, except as otherwise permitted under the Financing Documents;
          (g) creating or permitting to exist any lien on any property of the Company except pursuant to or as permitted under the Credit Agreement;
          (h) entering into any contract (including any indemnification agreement) or transaction with any Member or any Affiliate of any Member other than as expressly provided for or contemplated by this Agreement, or pursuant to or as permitted by the Credit Agreement;
          (i) amending or modifying the Company’s certificate of formation.
To the fullest extent permitted by applicable law, and notwithstanding anything to the contrary in this Agreement, the Independent Member, in exercising its consent rights in connection with the actions set forth in this Section 7.04, shall have no duty (including fiduciary duty) or obligation (whether under this Agreement, at law or in equity or otherwise) to consider the interests of the Company, and may solely consider the interests of the Agent and the Lenders and their Affiliates and nominees. All right, power and authority of the Independent Member shall be limited to the extent necessary to exercise those rights specifically set forth in this Agreement. To the extent permitted by law, the Independent Member shall not be liable, responsible or accountable in damages or otherwise to the Company or the Member(s) for any act or omission performed or omitted in a manner reasonably believed by the Independent Member to be within the scope of the authority granted to him or her by this Agreement. The Independent Member shall at no time serve as trustee in bankruptcy for any Affiliate of the Company.
At each meeting of the Member(s) at which any action set forth in this Section 7.04 or any other Section hereof that specifies that the approval of the Independent Member is required, as applicable, shall be submitted to a vote for approval by the Member(s), the presence in person or by electronic means, as the case may be, of the Independent Member shall also be necessary to constitute a quorum. Neither the presence or vote of the Independent Member nor notice to the Independent Member shall be required for the Company to undertake any action other than those specified in this Section 7.04 or any other Section hereof that specifies that the approval of the Independent Member is required.
          SECTION 7.05 Prohibition on incurring Indebtedness other than Permitted Indebtedness. Notwithstanding anything to the contrary contained herein, the Company is prohibited from incurring any Indebtedness (as defined in the Credit Agreement) other than Permitted Indebtedness (as defined in the Credit Agreement).
ARTICLE VIII.
TRANSFERS OF COMPANY INTERESTS
          SECTION 8.01 Transfers. The Managing Member may, directly or indirectly, sell, assign, transfer, pledge, hypothecate or otherwise dispose of all of its Interest, but not less than all of its Interest. Any Person acquiring the Managing Member’s Interest shall be admitted to the Company as a substituted Managing Member with no further action being required on the part of the Managing Member.
ARTICLE IX.
DISSOLUTION AND TERMINATION
          SECTION 9.01 Dissolution. Subject to Section 7.04, the Company shall be dissolved and its business wound up upon the decision made at any time by the Managing Member to dissolve the Company, or upon the occurrence of any event of dissolution under the Act.
          SECTION 9.02 Liquidation. Upon dissolution, the Company’s business shall be liquidated in an orderly manner. The Managing Member shall wind up the affairs of the Company pursuant to this Agreement and in accordance with the Act, including, without limitation, Section 18-804 thereof.
          SECTION 9.03 Distribution of Property. If in the discretion of the Managing Member it becomes necessary to make a distribution of Company property in kind in connection with the liquidation of the Company, such property shall be transferred and conveyed in accordance with Section 9.02 of this Agreement.
ARTICLE X.
INDEMNIFICATION
          SECTION 10.01 General. Except to the extent expressly prohibited by the Act, the Company shall indemnify each Person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such Person or such Person’s testator or intestate is or was a member, Independent Member, any of their respective Affiliates or attorneys, or an officer of the Company, against judgments, fines (including excise taxes assessed on a Person with respect to an employee benefit plan), penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with such action or proceeding, or any appeal therefrom; provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such Person establishes that his conduct constituted willful misconduct or that he acted in bad faith; and provided, further, that no such indemnification shall be required in connection with any settlement or other non-adjudicated disposition of any threatened or pending action or proceeding unless the Company has given its prior consent to such settlement or such other disposition, which consent shall not be unreasonably withheld.
          SECTION 10.02 Reimbursement. The Company shall advance or promptly reimburse, upon request, any Person entitled to indemnification hereunder for all expenses, including attorneys’ fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such Person (in form and substance satisfactory to the Company) to repay such amount if such Person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such Person is entitled; provided that such Person shall cooperate in good faith with any request by the Company that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential conflicts of interest between or among such parties; and provided, further, that the Company shall only advance attorneys’ fees in respect of legal counsel approved by the Company, such approval not to be unreasonably withheld.
          SECTION 10.03 Availability. The right to indemnification and advancement of expenses under this provision is intended to be retroactive and shall be available with respect to any action or proceeding which relates to events prior to the effective date of this provision.

          SECTION 10.04 Indemnification Agreement. The Company is authorized to enter into agreements with any of its members or officers extending rights to indemnification and advancement of expenses to such Person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such Person pursuant to this provision.
          SECTION 10.05 Enforceability. In case any provision in this Article IX shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provisions shall be given the fullest possible enforcement in the circumstances, it being the intention of the Company to provide indemnification and advancement of expenses to its members and officers, acting in such capacities, to the fullest extent permitted by law.
          SECTION 10.06 No Amendments. No amendment or repeal of this provision shall apply to or have any effect on the indemnification of, or advancement of expenses to, the Managing Member or any officer of the Company for, or with respect to, acts or omissions of such Managing Member or officer occurring prior to such amendment or repeal.
          SECTION 10.07 Not Exclusive. The foregoing shall not be exclusive of any other rights to which the Managing Member or any officer may be entitled as a matter of law and shall not affect any rights to indemnification to which Company personnel other than the Managing Member or officers may be entitled by contract or otherwise.
ARTICLE XI.
MISCELLANEOUS
          SECTION 11.01 Amendments and Consents. Unless otherwise provided herein (including, without limitation Section 7.04), this Agreement may be modified or amended only by the Managing Member. Notwithstanding any provision in this Agreement to the contrary, other than Section 4.03(c), the consent of the Independent Member is required for any amendment to Sections 4.03 or any amendment to this Section 11.01 or any other provision to the extent such amendment requires the consent of the Independent Member as required therein.
          SECTION 11.02 Notices. Any notice, request, consent, instruction, correspondence or other document to be given hereunder shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt or mailed by certified mail, postage prepaid and return receipt requested, or by facsimile. Notice given by personal delivery or courier shall be effective upon actual receipt. Notice given by mail shall be effective upon actual receipt or, if not actually received, the fifth Business Day following deposit with the U.S. Post Office. Notice given by facsimile shall be confirmed by appropriate answerback and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. A copy of any notice delivered to the

Independent Member shall also be delivered to the Agent at the address set forth in the Credit Agreement. Any notice given to the Independent Member shall not be effective unless also given to the Agent.
          SECTION 11.03 Benefits of Agreement. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or the Managing Member.
          SECTION 11.04 Integration. This Agreement constitutes the entire agreement pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements in connection therewith. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.
          SECTION 11.05 Headings. The titles of Articles and Sections of this Agreement are for convenience only and shall not be interpreted to limit or amplify the provisions of this Agreement.
          SECTION 11.06 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument, which may be sufficiently evidenced by one counterpart.
          SECTION 11.07 Severability. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement, which are valid.
          SECTION 11.08 Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware, without regard to its conflict of law principles.
          SECTION 11.09 Security. For purposes of providing for transfer of, perfection a security interest in, and other relevant matters related to, a membership interest in the Company, each membership interest issued by the Company shall constitute “securities” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and in the State of New York and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.
[Remainder of page intentionally left blank; signature follows.]

          IN WITNESS WHEREOF, this Agreement has been duly executed by the Managing Member and Independent Member, effective as of the date first set forth above.

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.
By:	/s/ John Hopper
John Hopper
Vice President and Treasurer

Independent Member:
By:	/s/ Edward J. Crenshaw
Edward J. Crenshaw

Exhibit A
FORM OF UNIT
[See attached.]

Exhibit A
FORM OF UNIT
LLC INTEREST CERTIFICATE
El PASO ELBA EXPRESS COMPANY, L.L.C.,
a Delaware limited liability company
November [__], 2010
No.
          THIS CERTIFIES THAT (a) [_________] (the “Member”) is the owner of [____]Units of El Paso Elba Express Company, L.L.C., a Delaware limited liability company (the “Company”) and (b) the Member is entitled to all the rights and privileges and subject to all the obligations, restrictions, and limitations of a Member of the Company in accordance with the provisions of the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of November [__], 2010, as amended from time to time (the “LLC Agreement”). TO THE FULLEST EXTENT PERMITTED BY LAW, MEMBER’S LIMITED LIABILITY COMPANY INTEREST (THE “INTEREST”) IN THE COMPANY IS NOT TRANSFERABLE EXCEPT AS PROVIDED IN THE LLC AGREEMENT, AND IS OTHERWISE SUBJECT TO THE TERMS AND CONDITIONS OF THE LLC AGREEMENT. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the LLC Agreement.
          The Interest shall constitute “securities” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and in the State of New York and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.
          This LLC Interest Certificate shall be governed by the laws of the State of Delaware (without reference to conflicts of laws).
[Remainder of page intentionally left blank; signature page follows.]

          IN WITNESS WHEREOF, the Company has caused this LLC Interest Certificate to be signed by a duly authorized officer and the issuance recorded in its limited liability company books as of the date first set forth above.

EL PASO ELBA EXPRESS COMPANY, L.L.C.

By:

Name:

Title:

THE INTEREST REPRESENTED BY THIS LLC INTEREST CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED AND QUALIFIED OR IF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION EXISTS.

Schedule I

Member Name	Units
El Paso Pipeline Partners Operating Company, L.L.C.	100

Total	100